UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

Agreements with Holders of Certain Warrants

Between June 13, 2016 and June 14, 2016, the Company entered into various agreements with holders of certain warrants (including John Imhoff, the chairman of the Company’s board of directors) originally issued in May 2013, and with GPB Debt Holdings II LLC, holder of a warrant issued February 12, 2016, pursuant to which each holder separately agreed to exchange warrants for either (1) shares of common stock equal to 166% of the number of shares of common stock underlying the surrendered warrants, or (2) new warrants exercisable for 200% of the number of shares underlying the surrendered warrants, but without certain anti-dilution protections included with the surrendered warrants. As a result of the exchanges, the Company effectively eliminates any potential exponential increase in the number of underlying shares issuable upon exercise of its outstanding warrants. In total, for surrendered warrants then-exercisable for an aggregate of 94,825,888 shares of common stock (but subject to exponential increase upon operation of certain anti-dilution provisions), the Company issued or is obligated to issue 13,517,342 shares of common stock and new warrants that, if exercised as of the date hereof, would be exercisable for an aggregate of 173,365,822 shares of common stock.

In certain circumstances, in lieu of presently issuing all of the shares (for each holder that opted for shares of common stock), the Company and the holder further agreed that the Company will, subject to the terms and conditions set forth in the applicable warrant exchange agreement, from time to time, be obligated to issue the remaining shares to the holder. No additional consideration will be payable in connection with the issuance of the remaining shares.

The holders that elected to receive shares for their surrendered warrants have agreed that they will not sell shares on any trading day in an amount, in the aggregate, exceeding 20% of the composite aggregate trading volume of the common stock for that trading day.

The holders that elected to receive new warrants will be required to surrender their old warrants upon consummation of the Company’s next financing resulting in net cash proceeds to the Company of at least $1 million. The new warrants will have an initial exercise price equal to the exercise price of the surrendered warrants as of immediately prior to consummation of the financing, subject to customary “downside price protection” for as long as the Company’s common stock is not listed on a national securities exchange, and will expire five years from the date of issuance.

The above description is qualified in its entirety by reference to the form of new warrant and the forms of warrant exchange agreements, attached as Exhibits 4.1, 10.1 and 10.2 to this current report and incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02           Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. Each issuance of securities described in Item 1.01 was made by the Company in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description
4.1 10.1 10.2	Form of Warrant (Exchanged for Series B-Tranche B) Form of Warrant Exchange Agreement (for Common Stock) Form of Warrant Exchange Agreement (for New Warrants)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

By: /s/ Gene S. Cartwright
Name: Gene S. Cartwright, Ph.D.
Title: President and Chief Executive Officer
Date: June 14, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1 10.1 10.2	Form of Warrant (Exchanged for Series B-Tranche B) Form of Warrant Exchange Agreement (for Common Stock) Form of Warrant Exchange Agreement (for New Warrants)